UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 27, 2009

IMMTECH PHARMACEUTICALS, INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-14907	39-1523370
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One North End Avenue New York, New York	10282
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 791-2911

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously announced, Immtech Pharmaceuticals, Inc. (the “Company”) was notified by the staff (“Staff”) of the NYSE Alternext US, now known as NYSE Amex LLC (the “Exchange”), on December 23, 2008, that a review of the Company’s quarterly report on Form 10-Q for the period ended September 30, 2008 indicated that the Company is not in compliance with certain of the Exchange’s continued listing standards as set forth in the Exchange’s Company Guide (the “Company Guide”).

Specifically, the Exchange noted that the Company is not in compliance with (a) Section 1003(a)(ii) of the Company Guide, because its stockholders’ equity is less than $4,000,000 and it has had losses from continuing operations and net losses in three out of its four most recent fiscal years; (b) Section 1003(a)(iii) of the Company Guide, because its stockholders’ equity is less than $6,000,000 and it has had losses from continuing operations and net losses in its five most recent fiscal years; and (c) Section 1003(a)(iv) of the Company Guide, because it has sustained losses which are so substantial in relation to its overall operations or its existing financial resources, or its financial condition has become so impaired that it appears questionable, in the opinion of the Exchange, as to whether the Company will be able to continue operations and/or meet its obligations as they mature.

The Company was offered an opportunity to file a plan with the Exchange of the steps it intended to take to regain compliance with the continued listing requirements of the Exchange within certain designated periods (“Plan Periods”). The Company submitted its plan of compliance on January 23, 2009 (the “Plan”).

On March 27, 2009, the Company was notified by the Staff that it had determined, following a review of the Plan, that the Plan did not make a reasonable demonstration of the Company’s ability to regain compliance with the Exchange’s continued listing standards by the end of the Plan Periods, and the Staff concluded that it is appropriate to initiate immediate delisting proceedings.

The Company is entitled to appeal the Staff’s determination to initiate delisting proceedings on or before April 3, 2009. The Company intends to file an appeal and to request a hearing before a listing qualifications panel of the Exchange.

Pursuant to the Company Guide, the Company expects that its common stock will remain listed for trading pending the outcome of the appeal, subject to the Exchange’s ongoing review of the matter. The Company can provide no assurance, however, that its appeal will be successful or that the Exchange will not suspend trading in the Company’s common stock prior to the hearing.

ITEM 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

No.	Exhibit
99.1	Press release, dated April 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 2, 2009	IMMTECH PHARMACEUTICALS, INC.

/s/ Eric L. Sorkin

Eric L. Sorkin
Chairman, Chief Executive Officer and President

EXHIBIT INDEX

No.	Exhibit
99.1	Press release, dated April 2, 2009